UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

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☐	Definitive Information Statement

HWH INTERNATIONAL INC.

(Name of Registrant as Specified in Its Charter)

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HWH INTERNATIONAL INC.

NOTICE OF ACTION BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

TO THE STOCKHOLDERS OF HWH INTERNATIONAL INC.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of HWH INTERNATIONAL INC., a Delaware corporation (the “Company,” “HWH,” “we,” or “us”), in connection with the actions taken by written consent of the holders of a majority of the issued and outstanding shares of common stock of the Company.

On January 16, 2025, the holders of a majority of the issued and outstanding shares of common stock of the Company, approved by written consent an amendment of the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.0001 per share, at a ratio of 1-for-5 (the “Reverse Stock Split”).

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of our common stock, namely (i) Heng Fai Ambrose Chan, an individual; (ii) Alset Inc., a Texas corporation; (iii) Alset International Limited, a Singapore limited company; and (iv) Alset Acquisition Sponsor, LLC, a Delaware limited liability company (collectively, the “Majority Stockholders”) on January 16, 2025, your vote or consent is not requested or required to approve the Reverse Stock Split. This Information Statement is being provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder. You do not need to do anything in response to this Notice and the Information Statement.

You are urged to read the Information Statement in its entirety.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT JANUARY 27, 2025 TO STOCKHOLDERS OF RECORD AS OF JANUARY 16, 2025.

Sincerely,

HWH INTERNATIONAL INC.

By:	/s/ John Thatch
Name:	John Thatch
Title:	Chief Executive Officer

T ABLE OF CONTENTS

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HWH INTERNATIONAL INC.

4800 Montgomery Lane, Suite 210

Bethesda, Maryland 20814

INFORMATION STATEMENT

GENERAL INFORMATION

HWH INTERNATIONAL INC., a Delaware corporation (the “Company,” “HWH,” “we,” or “us”), is distributing this information statement solely for purposes of informing our stockholders of record as of January 16, 2025 (the “Record Date”), in the manner required by Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Delaware General Corporation Law (the “DGCL”), of the action taken by written consent by the holders of a majority of the issued and outstanding shares of common stock of the Company, namely (i) Heng Fai Ambrose Chan, an individual; (ii) Alset Inc., a Texas corporation; (iii) Alset International Limited, a Singapore limited company; and (iv) Alset Acquisition Sponsor, LLC, a Delaware limited liability company (collectively, the “Majority Stockholders”) to make an amendment of the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.0001 per share, at a ratio of 1-for-5 (the “Reverse Stock Split”).

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our stockholders of the corporate actions taken by the Majority Stockholders pursuant to the Written Consent.

Summary of the Corporate Actions

The Reverse Stock Split

For the reasons discussed in this Information Statement, the Majority Stockholders have authorized the Board (a) to effect, in its discretion, a reverse stock split of all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company, at a ratio of 1-for-5 and (b) approve a corresponding amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), in substantially the form attached to this Information Statement as Appendix A, to effect the Reverse Stock Split, subject to the Board’s authority to abandon such amendment.

The Board of Directors will effect the Reverse Stock Split and cause a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware only if the Board determines that the Reverse Stock Split would be in the best interests of the Company and our stockholders. The Board may determine in its discretion not to effect any reverse stock split and not to file the amendment to the Company’s Certificate of Incorporation. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

Voting and Vote Required

The Company is not seeking consents, authorizations or proxies from you. Under the DGCL and the Company’s Certificate of Incorporation, the Reverse Stock Split may be approved, without a meeting of stockholders, by a resolution of our Board of Directors, followed by the written consent of stockholders representing a majority of the voting power of our outstanding shares of common stock.

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Dissenters’ Rights of Appraisal

Under the DGCL and the Company’s Certificate of Incorporation, Company stockholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split.

Notice Pursuant to Section 14(c)

This Information Statement serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act and the rules and regulations prescribed thereunder.

Effective Date

Under applicable federal securities laws, the Amendment cannot be effected until at least 20 calendar days following the date a Definitive Information Statement has been provided to our stockholders. A Definitive Information Statement cannot be furnished to our stockholders until ten days after the filing of a Preliminary Information Statement with the Securities and Exchange Commission, and as such the Amendment could not become effective sooner than February 18, 2025.

THE REVERSE STOCK SPLIT

Background and Rationale

As previously disclosed, on September 4, 2024, the Company received a notification letter from the Nasdaq Listing Qualifications Staff (the “Staff”) notifying the Company that, because the closing bid price for the Company’s common stock was below $1.00 for 30 consecutive trading days, the Company no longer met Nasdaq’s minimum $1 bid price per share requirement (the “Minimum Bid Price Requirement”). In accordance with Nasdaq’s listing rules, the Company was provided an initial 180 calendar days, or until March 3, 2025, to regain compliance.

If at any time before March 3, 2025, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of, subject to the Staff’s discretion, 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement.

The September 4, 2024 notification letter also disclosed that if compliance cannot be demonstrated by March 3, 2025, the Staff would notify the Company that its securities will be subject to delisting. In the event of such notification, the Company may appeal the Staff’s determination to delist its securities, but there can be no assurance the Staff would grant the Company’s request for continued listing.

The Board of Directors believes that there is a compelling need to secure approval of our stockholders to effect a reverse stock split to satisfy the Minimum Bid Price Requirement or if the Board should otherwise determine that it would be in the best interests of the Company and our stockholders to do so. Accordingly, for this and other reasons discussed below, we believe that giving the Board the discretionary authority to effect the Reverse Stock Split in the manner described in this Information Statement is in the best interests of the Company and our stockholders.

The Board believes that de-listing from Nasdaq would have a material adverse effect on the market liquidity of our common stock as well as other associated implications, including a potential resulting drop in the trading price of our common stock and an increase in transaction costs of trading shares of our common stock.

In order to satisfy the Minimum Bid Price Requirement, the closing bid price of our common stock must be above $1.00 per share, higher than our recent stock price, for ten consecutive trading days. The Board has concluded that, absent a significant market-driven increase in the price of our common stock, the best way for the Company to increase the closing bid price of our common stock to a level satisfactory for meeting the Minimum Bid Price Requirement would be to effect a reverse stock split.

Approval

On January 16, 2025, our Majority Stockholders approved the Reverse Stock Split.

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Board Discretion to Implement the Reverse Stock Split

Upon receipt of stockholder approval, our Board of Directors, in its discretion, may or may not elect to effect a reverse stock split at the authorized ratio. In determining to implement the Reverse Stock Split following the receipt of stockholder approval, our Board of Directors may consider, among other factors:

●	the historical trading price and trading volume of our common stock;

●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

●	the impact on our capitalization, including the number of authorized, but unissued shares resulting from the Reverse Stock Split;

●	our ability to continue our listing on Nasdaq; and

●	prevailing general market conditions.

Certain Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Common Stock over the Long-Term. Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that reverse stock split will increase the market price of our common stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

The Reverse Stock Split May Decrease the Liquidity of our common Stock. The Board of Directors believes that the Reverse Stock Split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares (also known as an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Reverse Stock Split ratio, then the value of the Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.

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Impact of the Proposed Reverse Stock Split If Implemented

The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Reverse Stock Split could result in any of our stockholders receiving cash in lieu of a fractional share. As described below, stockholders otherwise entitled to fractional shares as a result of the Reverse Stock Split would receive cash payments in lieu of such fractional shares. These cash payments would reduce the number of post-reverse stock split stockholders to the extent there are presently stockholders who would otherwise receive less than one share of our common stock after the Reverse Stock Split. The other principal effects of the Reverse Stock Split would be that:

●	the number of issued and outstanding shares of our common stock would be reduced by the reverse stock split ratio; and

●	the Reverse Stock Split would likely increase the number of stockholders who own odd lots (less than 100 shares).

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Every 5 shares of issued and outstanding common stock would be combined into one new share of common stock, and the number of shares authorized for issuance would remain the same. Based on the number of shares outstanding as of the Record Date, 6,476,420 outstanding shares of common stock would result from implementation of the Reverse Stock Split ratio (without giving effect to the treatment of fractional shares):

The Reverse Stock Split would not change the terms of our common stock. After the Reverse Stock Split, the par value of our common stock would remain unchanged at $0.0001 per share and shares of common stock would retain their current voting rights and would be identical in all other respects to the shares of common stock currently authorized. The Reverse Stock Split would affect all holders of our common stock uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except that, as described below under “Fractional Shares,” holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split would receive cash in lieu of such fractional share. In addition, the Reverse Stock Split would not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares). After the Reverse Stock Split, each share of common stock would continue to entitle its holder to one vote on all matters submitted to a vote of stockholders.

After the effective time of the Reverse Stock Split, our common stock would be assigned a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities. After the Reverse Stock Split, we would continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Fractional Shares

No scrip or fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record and stockholders who hold their shares through a bank, broker, custodian or other nominee who would otherwise hold fractional shares of our common stock as a result of the Reverse Stock Split will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. Each such stockholder will be entitled to receive an amount in cash equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price per share of common stock on the Nasdaq at the close of business on the trading day preceding the date of the effective time of the Reverse Stock Split.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests resulting from the Reverse Stock Split that are not timely claimed after the effective time of the Reverse Stock Split in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

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Warrants

When the Reverse Stock Split becomes effective, the number of shares of common stock covered by such warrants will be reduced to one-fifth of the number currently covered, and the exercise price per share will be increased to five times the current exercise price, resulting in the same aggregate price being required to be paid therefor upon exercise thereof as was required immediately preceding the Reverse Stock Split.

Interest of Certain Persons in the Reverse Stock Split

The Company’s officers, directors and 5% stockholders have an interest in the Reverse Stock Split as a result of their ownership of shares of our common stock. We do not believe that our officers, directors or 5% stockholders have interests in the Reverse Stock Split that are different from or greater than those of any other stockholder of the Company.

Effective Time of the Reverse Stock Split

The Reverse Stock Split will become effective, if at all, when a Certificate of Amendment to our Certificate of Incorporation is accepted and recorded by the office of the Secretary of State of the State of Delaware and after giving the required notice to Nasdaq of the anticipated effective date of the Reverse Stock Split. However, notwithstanding approval of the Reverse Stock Split by our stockholders, the Board of Directors will have the sole authority to elect whether or not and when to amend our Certificate of Incorporation to effect the Reverse Stock Split.

Effect on “Street Name” Holders

For purposes of implementing the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders

Certain of our registered holders of common may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of common stock. They are, however, provided with a periodic statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take further action to receive whole shares of post-reverse stock split common stock, because the exchange will be automatic.

Exchange of Stock Certificates

If any of your shares of common stock are held in certificate form, you will receive a letter of transmittal from the Company’s transfer agent as soon as practicable after the effective date of the Reverse Stock Split. The letter of transmittal will be accompanied by instructions specifying how you can exchange your certificate representing the pre-reverse stock split shares of common stock for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-reverse stock split shares of common stock, your post-reverse stock split shares of common stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-reverse stock split shares of common stock you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-reverse stock split ownership interest.

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Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Appraisal Rights

Stockholders do not have any appraisal or dissenters’ rights under Delaware law or under our Certificate of Incorporation in connection with the Reverse Stock Split.

Accounting Treatment of the Reverse Share Split

If effected, the Reverse Stock Split will not affect the par value per share of our common stock, which will remain at par value $0.0001 per share. Accordingly, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding. Our stockholders’ equity, in the aggregate, will remain unchanged.

In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed reverse stock split to U.S. Holders (as defined below) of our common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this Information Statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed reverse stock split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

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This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation: (i) financial institutions; (ii) insurance companies; (iii) real estate investment trusts; (iv) regulated investment companies; (v) grantor trusts; (vi) tax-exempt organizations; (vii) dealers or traders in securities or currencies; (viii) U.S. Holders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes; or (ix) U.S. Holders who have a functional currency other than the U.S. dollar.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed reverse stock split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax consequences of the proposed reverse stock split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed reverse stock split, whether or not they are in connection with the proposed reverse stock split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The proposed reverse stock split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed reverse stock split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed reverse stock split should equal the aggregate adjusted tax basis of the shares of our common stock surrendered (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. U.S. Holders of shares of our common stock who acquired such shares on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who, pursuant to the proposed reverse stock split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-reverse-stock-split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. No gain or loss will be recognized by us as a result of the proposed reverse stock split.

Payments of cash made in lieu of a fractional share of our common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our common stock who does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our common stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

The table below sets forth information known to us regarding the beneficial ownership of our common stock as of the Record Date for:

●	each person we believe beneficially holds more than 5% of our outstanding common shares (based solely on our review of SEC filings);

●	each of our “named executive officers” and directors; and

●	all of our current directors and executive officers as a group.

The number of shares beneficially owned by a person includes shares issuable under options, warrants and other securities convertible into common stock held by that person and that are currently exercisable or that become exercisable within 60 days of the Record Date. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options, warrants and other convertible securities currently exercisable or that become exercisable within 60 days of the Record Date are outstanding. Nevertheless, shares of common stock that are issuable upon exercise of presently unexercised options, warrants and other convertible securities are not deemed to be outstanding for purposes of calculating the “Percentage of Shares Beneficially Owned” by any other person or any other group.

Except as otherwise indicated in the table or its footnotes, the persons in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

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As of the Record Date, we had 32,382,102 shares of common stock issued and outstanding.

Name and Address of Beneficial Owners(1)	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers:
Chan Heng Fai (2)	25,226,331	77.3%
John Thatch	-	-
Rongguo Wei	-	-
Wong Tat Keung	-	-
Wong Shui Yeung	-	-
Lim Sheng Hon Danny	-	-
William Wu	-	-
All directors and executive officers, as a group (7 individuals)	25,226,331	77.3%
Five Percent Stockholders:
Chan Heng Fai (2)	25,226,331	77.3%
Alset Inc. (3)	25,213,331	77.3%
Alset International Limited	9,958,347	30.8%
Alset Acquisition Sponsor, LLC	2,567,030	7.9%

(1) Unless otherwise noted, the business address of each of the following entities or individuals is 4800 Montgomery Lane, Suite 210, Bethesda, Maryland 20814. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(2) Includes (i) 2,330,155 shares and warrants convertible into 236,875 shares of the Company’s common stock, $0.0001 par value held by Alset Acquisition Sponsor, LLC; (ii) 13,000 shares of common stock owned directly by Mr. Chan; (iii) 9,958,347 shares of common stock held by Alset International Limited; and (iv) 12,687,954 shares of common stock held by Alset Inc., over which Mr. Chan may be deemed to possess indirect beneficial ownership as the Chief Executive Officer and Chairman of Alset Inc. and Alset International Limited.

(3) Includes (i) 2,330,155 shares and warrants convertible into 236,875 shares of the Company’s common stock, $0.0001 par value held by Alset Acquisition Sponsor, LLC; and (ii) 9,958,347 shares of common stock held by Alset International Limited; over which Alset Inc. may be deemed to possess beneficial ownership and (iii) 12,687,954 shares of common stock directly held by Alset Inc.

OTHER INFORMATION

SEC Periodic Reports and Additional Information

The Company is subject to the information and reporting requirements of the Exchange Act, and in accordance with the Exchange Act, the Company files reports, documents and other information with the SEC. These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet website that contains periodic and other reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

Copies of all documents we file with the SEC will be provided without charge to each stockholder as of the Record Date upon request. Requests may be directed to our Corporate Secretary, at HWH INTERNATIONAL INC., 4800 Montgomery Lane, Suite 210, Bethesda, Maryland 20814, telephone: (301) 971-3955.

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Householding of Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Information Statement may have been sent to multiple Company stockholders in each household unless otherwise instructed by such Company stockholders. We will deliver promptly a separate copy of the Information Statement to any Company stockholder upon written or oral request to our Corporate Secretary, at HWH International Inc., 4800 Montgomery Lane, Suite 210, Bethesda, Maryland 20814, telephone: (301) 971-3955. Any Company stockholder wishing to receive separate copies of our proxy statement or annual report to Company stockholders in the future, or any Company stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company stockholder’s bank, broker, or other nominee record holder, or the Company stockholder may contact us at the above address and phone number.

Distribution of the Information Statement

We will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of this Information Statement to the beneficial owners of our common stock. We will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

10

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This information statement includes forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict, including those risks set forth in the Company’s filings with the SEC. Actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

Forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this document are made as of the date of this document and we do not undertake any obligation to update forward-looking statements to reflect new information, subsequent events or otherwise, except as required by law.

THE ACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE ACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTIONS THAT HAVE BEEN APPROVED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE ACTIONS AND OTHER RELEVANT BACKGROUND INFORMATION.

Sincerely,

HWH INTERNATIONAL INC.

Dated: January 17, 2025	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	Chief Executive Officer

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APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

HWH INTERNATIONAL INC.

HWH International, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Amendment”) and (ii) declaring this Amendment to be advisable, submitted to and considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and recommended for approval by the stockholders of the Corporation.

SECOND: That this Amendment was duly adopted in accordance with the terms of the Certificate of Incorporation and the provisions of Section 242 of the DGCL by the Board of Directors and stockholders of the Corporation.

THIRD: That the capital of the Corporation shall not be reduced under or by reason of this Amendment.

FOURTH: That upon the effectiveness of this Amendment, the Certificate of Incorporation is hereby amended such that the following paragraph shall be added after the first paragraph of ARTICLE 4 of the Certificate of Incorporation:

“As of 9:00 a.m. (eastern time) on [ , ] (the “Effective Time”), each five shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $.0001 per share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares shall be entitled to receive a cash payment (without interest) in an amount equal to the fraction of a share of Common Stock to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported on The Nasdaq Stock Market, on the date of the Effective Time. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by ___________, its ___________, this ___ day of _________, 2025.

HWH INTERNATIONAL INC.

By:	/s/
Name:
Title:

A-1